                               EXHIBIT A(3)(b)

                    Registered Representatives Agreement

                         SENTRY LIFE INSURANCE COMPANY
                          SENTRY EQUITY SERVICES, INC.

                                  HOME OFFICE:
                             1800 North Point Drive
                            Stevens Point, WI  54481

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                   REGISTERED REPRESENTATIVES AGENT AGREEMENT
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AGREEMENT by and between Sentry Life Insurance Company ("Sentry"), Sentry
Equity Services, Inc. ("SESI"), and Registered Representative _________________
_______________________________________________________________________________
________________ (Representative) of __________________________________________
_______________________________________________________________________________
____________________________________________________________ (Broker-Dealer).

Sentry, in consideration of and subject to the terms and conditions set forth below, appoints Representative as its agent solely for the solicitation of applications for the sales of certain insurance and annuity contracts ("Plans") which are deemed to be securities under the Securities Act of 1933.

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                                 I. THE PLANS
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The Plans issued by Sentry to which this Agreement applies are listed in the
Broker-Dealer's Compensation Schedule currently in effect.

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                             II. THE BROKER-DEALER
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The Broker-Dealer shall at all times during the continuance of this Agreement be a registered broker-dealer with the Securities and Exchange Commission ("SEC"), a member of the National Association of Securities Dealers, Inc. ("NASD") and shall have a Broker-Dealer Supervisory and Service Agreement in effect with Sentry and SESI, or if SESI is the Broker-Dealer the Principal Underwriters Agreement shall be in effect between SESI and Sentry.

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                        III. REGISTRATION AND LICENSING
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(a) Representative, when soliciting for sales or selling the Plans, shall at all times be associated with a SEC and NASD registered Broker-Dealer as a NASD Registered Representative, and, if the particular jurisdiction requires, shall be licensed or registered as a securities agent of the Broker-Dealer with which the Representative is associated.

(b) Representative, when soliciting for sales or selling the Plans, must at all times be validly licensed, registered or appointed by Sentry as an agent in accordance with the jurisdictional requirements of the place where the solicitations and sales take place.

(c) Representative may solicit for and sell the Plans any place the Plans are filed or approved for sale by the governmental authorities having jurisdiction, provided Representative, the Broker-Dealer with whom the Representative is associated and Sentry are all validly licensed, registered or otherwise qualified, as required for solicitation and sales of the Plans.

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                IV. COMPLIANCE WITH LAWS, RULES AND REGULATIONS
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Representative shall comply strictly with: (a) the laws, rules and regulations of all state or local governmental jurisdictions in which Representative solicits applications for and sells Plans; (b) the laws, rules and regulations of the SEC; (c) the rules of NASD; (d) the rules of the Broker-Dealer with which he or she is associated; (e) the rules of SESI; (f) the rules of Sentry. Representative understands that failure to comply with such laws, rules and regulations may result in disciplinary action against the Representative by the SEC, a state or other local regulatory agency that has jurisdiction, the NASD, the Broker-Dealer with which the Representative is associated, SESI and Sentry. Before any solicitations or sales of the Plans are made, Representative shall become familiar with and abide by the laws, rules and regulations of all of the above mentioned agencies or parties as are currently in effect and as they may be changed from time to time.

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                                V. COMPENSATION
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Representative shall be entitled to receive through the Broker-Dealer with which he or she has been associated, compensation based on all premiums and/or purchase payments received by Sentry while this Agreement is in force from applicants pursuant to applications for the Plans issued by Sentry provided such applications were obtained by Representative and submitted to Sentry through the Broker-Dealer with which Representative is associated.

The amount of compensation Representative shall receive from the Broker-Dealer with which he or she is associated shall be determined in accordance with the Broker-Dealer's compensation schedule for the Plans in effect at the time a premium or a purchase payment is received by Sentry. Representative also agrees that Sentry is not responsible for Representative's compensation and that Representative shall look to and seek such compensation only from the Broker-Dealer with which Representative is associated.

Representative shall not be entitled to any compensation based on premiums and/or purchase payments received by Sentry after termination of this Agreement.

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                           VI. APPLICATION PROCEDURES
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Representative shall have all applications for the Plans accurately completed or reviewed and signed by the applicant and shall submit the applications to Sentry through the Broker-Dealer with which Representative is associated together with all payments received from applicants without any reductions. Representative shall cause all checks or orders to be made payable to Sentry Life Insurance Company. Representative shall also comply with any other application procedures that may be established by the Broker-Dealer, SESI and Sentry which may be in effect from time to time and of which Representative is notified.

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                            VII. GENERAL PROVISIONS
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A. RIGHT TO REJECTION.

Broker-Dealer and/or Sentry each in their sole discretion, may reject any applications or payments remitted by Representative through the Broker-Dealer and may refund an applicant's payments to the applicant. In the event such refunds are made and if Representative has received compensation based on an applicant's payment that is refunded, Representative shall promptly repay such compensation to the Broker-Dealer. If repayment is not promptly made, the Broker-Dealer may at its sole option deduct any amounts due it from Representative from future commissions otherwise payable to Representative.

B. REPRESENTATIONS.

Representative shall not make any statements concerning the Plans except those that are contained in the current prospectuses and sales literature approved by the Broker-Dealer, SESI and Sentry and shall not solicit for applications or make sales through the use of mailings, advertisements or other methods of contact unless the material and method has the written approval of the Broker-Dealer.

C. REPRESENTATIVE'S METHOD OF OPERATIONS.

Representative has the sole responsibility for developing prospects for sales and is free to determine subject to any applicable regulatory requirements, to whom, where and how solicitations and sales shall be made. Representative is not required to devote any particular portion of Representative's time to developing Plans business or as a Representative associated with the Broker-Dealer or as an agent of Sentry, and shall not be reimbursed for any operational or administrative expenses, but must pay such expenses out of compensation which is described in Paragraph V above.

D. RELATIONSHIP.

The relationship of Representative to Sentry and SESI is that of independent contractor solely for the sale of the Plans and nothing herein shall be construed to create an employee-employer relationship between Representative and SESI and Sentry. This Agreement does not create any exclusive rights of any kind for either Representative, Broker-Dealer, SESI or Sentry.

E. ASSIGNMENT.

Neither this Agreement nor any of its benefits may be assigned by Representative without the written consent of SESI and Sentry and any assignment of this Agreement, compensation or other benefits or obligations hereunder shall not be valid if made without such consent.

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                               VIII. TERMINATION
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This Agreement may be terminated by Sentry or on Sentry's behalf, by SESI or by the Representative upon five (5) days written notice sent by certified mail to the last address of record of the other party, and automatically terminates if:
(a) Representative ceases to be validly licensed, appointed and NASD registered, or (b) the Broker-Dealer with which Representative is associated ceases to have a Broker-Dealer Supervisory and Service Agreement for the Plans in effect or ceases to be SEC or NASD registered.

Upon termination of this Agreement, any prospectus, applications or other material and supplies furnished by Sentry, SESI or Broker-Dealer shall be promptly returned to SESI or the Broker-Dealer.

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                           IX. SESI AS BROKER-DEALER
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If SESI and Broker-Dealer are the same person or legal entity, such person or legal entity shall have the rights and obligations hereunder of both SESI and Broker-Dealer and this Agreement shall be binding and enforceable by and against such person or legal entity in both capacities.

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                                X. MISCELLANEOUS
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This Agreement may not be modified unless the modification is in writing signed by all parties; however, if an application for a Plan is submitted to Sentry by the Representative after Sentry has notified Representative of a modification in this Agreement, such modification shall automatically be effective for business submitted after such notice.

This Agreement shall be governed by the laws of the State of Wisconsin.

This Agreement shall be effective upon execution by SESI.


Approved and Accepted:


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Broker-Dealer (if other than SESI)


By
   --------------------------------------------


-----------------------------------------------
Registered Representative


Dated
      -----------------------------------------


Sentry Life Insurance Company

By          [Sig.]
   --------------------------------------------
             Assistant Secretary


SENTRY EQUITY SERVICES, INC.

By
   --------------------------------------------


Dated
      -----------------------------------------

                               PRODUCER AGENT
                            COMMISSION SCHEDULES
                           EFFECTIVE JUNE 15, 1988

Attached to and made a part of the REGISTERED REPRESENTATIVES AGENT AGREEMENT between SENTRY LIFE INSURANCE COMPANY, ("SENTRY"), SENTRY EQUITY SERVICES, INC. ("SESI") AND REGISTERED REPRESENTATIVE ("PAYEE").

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                                  COMMISSIONS
--------------------------------------------------------------------------------

Commissions will be paid by SESI to PAYEE based on gross premiums or purchase payments paid in cash or check and accepted by SENTRY on plans made available by Sentry under said REGISTERED REPRESENTATIVES AGENT AGREEMENT, except that commissions will not be paid on premiums or purchase payments submitted directly from surrender proceeds of fixed annuity products issued by SENTRY Commissions will be paid at rates determined in accordance with the following schedule:

                             VARIABLE ANNUITIES
                       COMMISSION RATE (% OF PREMIUM)

3.10% - All contracts except for;

1.00% - Contracts issued to Sentry employees or members of their immediate family.


                           VARIABLE UNIVERSAL LIFE
                                              COMMISSION RATES
                                                 INCREASES ABOVE PREVIOUS
                                 NEW POLICIES      HIGH SPECIFIED AMOUNT

First Year Premium
Up to Target Premium                55.0%                  33.0%

First Year Premium in
Excess of Target Premium             3.5%                   1.5%

Renewal Premium                      1.5%                   1.5%

For the purposes of this schedule, First Year Premium shall mean the premium produced during the first 12 months following the effective date of the policy increase in Specified Amount. Commissions will be annualized in the first contract year for policies written on salary savings or ABC modes of payment.

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                                  SERVICE FEES
--------------------------------------------------------------------------------

Service fees will be paid annually by SESI to PAYEE based on a percentage rate of aggregate in force contract values with respect to plans sold by PAYEE. Service Fees will be paid at rates determined in accordance with the following schedule:

                             VARIABLE ANNUITIES

A service fee will be paid by SESI to PAYEE at the annual rate of .10% of the cash values of variable annuities attributable to PAYEE and inforce during the year.

                           VARIABLE UNIVERSAL LIFE

A service fee will be paid by SESI to PAYEE at the annual rate of .13% of the cash value under the Variable Universal Life Policies attributable to PAYEE and inforce during the year.

Note: Variable Annuity and Variable Universal Life Service Fee payments are contingent upon SESI's receipt of distribution expense reimbursement from Advisers Management Trust. (12(b) 1 Revenue)

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                            REPAYMENT OF COMMISSIONS
--------------------------------------------------------------------------------

In the event that a contract is surrendered within the first year of the issue date, a portion of the commission paid thereon shall be charged back to the PAYEE based on the following schedule:

                             VARIABLE ANNUITIES


                                          CHARGE BACK AS A %
                                       OF COMMISSIONS RECEIVED
   DURATION THAT CONTRACT                 DURING THE FIRST
       WAS IN-FORCE                         CONTRACT YEAR
Less than 3 months                              100%
Greater than or equal to 3 months,
but less than 6 months                           75%
Greater than or equal to 6 months,
but less than 9 months                           50%
Greater than or equal to 9 months,
but less than 12 months                          25%

                           VARIABLE UNIVERSAL LIFE

If a policy on which commissions have been annualized lapses or surrenders during the first contract year, the charge back will equal the commission paid on the excess of annualized premium over actual premium paid.

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                                OTHER PROVISIONS
--------------------------------------------------------------------------------

In the event a policy, contract, or certificate is returned to SENTRY pursuant to the so called "ten day free look" or "right to return contract" provision of the policy or contract, the full commission paid thereon shall be charged back to the PAYEE. It should be noted that the ten day period in which an Owner may return the contract commences upon receipt of the contract by the Owner. If a contract is mailed to the PAYEE for delivery to the Owner, such a "ten day free look" must be exercised within 30 days of the mailing date to be timely. If an owner returns a contract within 10 days after receipt by the Owner, but it is more than 30 days after mailing to the PAYEE, the PAYEE shall be responsible for paying to the Owner any loss in contract value as a result of late delivery.

REFUNDS

Should any premium or purchase payment on any policy, contract, or certificate issued by SENTRY be refunded, for any reason, PAYEE shall repay or return commissions received by it with respect to such premiums or purchase payment.

                      SENTRY REGISTERED REPRESENTATIVE
                              COMMISSION SCHEDULES
                            EFFECTIVE JUNE 15, 1988

Attached to and made a part of the REGISTERED REPRESENTATIVES AGENT AGREEMENT between SENTRY LIFE INSURANCE COMPANY, ("SENTRY"), SENTRY EQUITY SERVICES, INC. ("SESI") AND REGISTERED REPRESENTATIVE ("PAYEE").

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                                  COMMISSIONS
--------------------------------------------------------------------------------

Commissions will be paid by SESI to PAYEE based on gross premiums or purchase payments paid in cash or check and accepted by SENTRY on plans made available by Sentry under said REGISTERED REPRESENTATIVES AGENT AGREEMENT, except that commissions will not be paid on premiums or purchase payments submitted directly from surrender proceeds of fixed annuity products issued by SENTRY Commissions will be paid at rates determined in accordance with the following schedule:

                             VARIABLE ANNUITIES
                       COMMISSION RATE (% OF PREMIUM)

3.00% - All contracts except for;

1.00% - Contracts issues to Sentry employees or members of their immediate family.


                           VARIABLE UNIVERSAL LIFE
                                              COMMISSION RATES
                                                 INCREASES ABOVE PREVIOUS
                                 NEW POLICIES      HIGH SPECIFIED AMOUNT

First Year Premium
Up to Target Premium                50.0%                  30.0%

First Year Premium in
Excess of Target Premium             3.5%                   1.5%

Renewal Premium                      1.5%                   1.5%

For the purposes of this schedule, First Year Premium shall mean the premium produced during the first 12 months following the effective date of the policy increase in Specified Amount. Commissions will be annualized in the first contract year for policies written on salary savings or ABC modes of payment.

--------------------------------------------------------------------------------
                                  SERVICE FEES
--------------------------------------------------------------------------------

Service Fees will be paid annually by SESI to PAYEE based on a percentage rate of aggregate in force contract values with respect to plans sold by PAYEE. Service Fees will be paid at rates determined in accordance with the following schedule:

                             VARIABLE ANNUITIES

A service fee will be paid by SESI to PAYEE at the annual rate of .10% of the cash values of variable annuities attributable to PAYEE and in force during the year.

                           VARIABLE UNIVERSAL LIFE

A service fee will be paid by SESI to PAYEE at the annual rate of .13% of the cash value under the Variable Universal Life Policies attributable to PAYEE and in force during the year.

Note: Variable Annuity and Variable Universal Life Service Fee payments are contingent upon SESI's receipt of distribution expense reimbursement from Advisers Management Trust. (12(b) 1 Revenue)

--------------------------------------------------------------------------------
                            REPAYMENT OF COMMISSIONS
--------------------------------------------------------------------------------

In the event that a contract is surrendered within the first year of the issue date, a portion of the commission paid thereon shall be charged back to the PAYEE based on the following schedule:

                             VARIABLE ANNUITIES


                                          CHARGE BACK AS A %
                                       OF COMMISSIONS RECEIVED
   DURATION THAT CONTRACT                 DURING THE FIRST
       WAS IN-FORCE                         CONTRACT YEAR
Less than 3 months                              100%
Greater than or equal to 3 months,
but less than 6 months                           75%
Greater than or equal to 6 months,
but less than 9 months                           50%
Greater than or equal to 9 months,
but less than 12 months                          25%

                           VARIABLE UNIVERSAL LIFE

If a policy on which commissions have been annualized lapses or surrenders during the first contract year, the charge back will equal the commission paid on the excess of annualized premium over actual premium paid.

--------------------------------------------------------------------------------
                                OTHER PROVISIONS
--------------------------------------------------------------------------------

In the event a policy, contract, or certificate is returned to SENTRY pursuant to the so called "ten day free look" or "right to return contract" provisions of the policy or contract, the full commission paid thereon shall be charged back to the PAYEE. It should be noted that the ten day period in which an Owner may return the contract commences upon receipt of the contract by the Owner. If a contract is mailed to the PAYEE for delivery to the Owner, such a "ten day free look" must be exercised within 30 days of the mailing date to be timely. If an owner returns a contract within 10 days after receipt by the Owner, but it is more than 30 days after mailing to the PAYEE, the PAYEE shall be responsible for paying to the Owner any loss in contract value as a result of late delivery.

REFUNDS

Should any premium or purchase payment on any policy, contract, or certificate issued by SENTRY be refunded, for any reason, PAYEE shall repay or return commissions received by it with respect to such premiums or purchase payment.

                         ASSOCIATE/INDEPENDENT AGENT
                            COMMISSION SCHEDULES
                           EFFECTIVE JUNE 15, 1988

Attached to and made a part of the REGISTERED REPRESENTATIVES AGENT AGREEMENT between SENTRY LIFE INSURANCE COMPANY, ("SENTRY"), SENTRY EQUITY SERVICES, INC. ("SESI") AND REGISTERED REPRESENTATIVE ("PAYEE").

--------------------------------------------------------------------------------
                                  COMMISSIONS
--------------------------------------------------------------------------------

Commissions will be paid by SESI to PAYEE based on gross premiums or purchase payments paid in cash or check and accepted by SENTRY on plans made available by Sentry under said REGISTERED REPRESENTATIVES AGENT AGREEMENT, except that commissions will not be paid on premiums or purchase payments submitted directly from surrender proceeds of fixed annuity products issued by SENTRY Commissions will be paid at rates determined in accordance with the following schedule:

                             VARIABLE ANNUITIES
                       COMMISSION RATE (% OF PREMIUM)

3.40% - All contracts except for;

1.00% - Contracts issued to Sentry employees or members of their immediate family.


                           VARIABLE UNIVERSAL LIFE
                                              COMMISSION RATES
                                                 INCREASES ABOVE PREVIOUS
                                 NEW POLICIES      HIGH SPECIFIED AMOUNT

First Year Premium
Up to Target Premium                70.0%                  40.0%

First Year Premium in
Excess of Target Premium            4.25%                  1.75%

Renewal Premium                     1.75%                  1.75%

For the purposes of this schedule, First Year Premium shall mean the premium produced during the first 12 months following the effective date of the policy increase in Specified Amount. Commissions will be annualized in the first contract year for policies written on salary savings or ABC modes of payment.

--------------------------------------------------------------------------------
                                  SERVICE FEES
--------------------------------------------------------------------------------

Service fees will be paid annually by SESI to PAYEE based on a percentage rate of aggregate in force contract values with respect to plans sold by PAYEE. Service Fees will be paid at rates determined in accordance with the following schedule:

                             VARIABLE ANNUITIES

A service fee will be paid by SESI to PAYEE at the annual rate of .10% of the cash values of variable annuities attributable to PAYEE and inforce during the year.

                           VARIABLE UNIVERSAL LIFE

A service fee will be paid by SESI to PAYEE at the annual rate of .13% of the cash value under the Variable Universal Life Policies attributable to PAYEE and inforce during the year.

Note: Variable Annuity and Variable Universal Life Service Fee payments are contingent upon SESI's receipt of distribution expense reimbursement from Advisers Management Trust. (12(b) 1 Revenue)

--------------------------------------------------------------------------------
                            REPAYMENT OF COMMISSIONS
--------------------------------------------------------------------------------

In the event that a contract is surrendered within the first year of the issue date, a portion of the commission paid thereon shall be charged back to the PAYEE based on the following schedule:

                             VARIABLE ANNUITIES


                                          CHARGE BACK AS A %
                                       OF COMMISSIONS RECEIVED
   DURATION THAT CONTRACT                 DURING THE FIRST
       WAS IN-FORCE                         CONTRACT YEAR
Less than 3 months                                 100%
Greater than or equal to 3 months,
  but less than 6 months                           75%
Greater than or equal to 6 months,
  but less than 9 months                           50%
Greater than or equal to 9 months,
  but less than 12 months                          25%

                           VARIABLE UNIVERSAL LIFE

If a policy on which commissions have been annualized lapses or surrenders during the first contract year, the charge back will equal the commission paid on the excess of annualized premium over actual premium paid.

--------------------------------------------------------------------------------
                                OTHER PROVISIONS
--------------------------------------------------------------------------------

In the event a policy, contract, or certificate is returned to SENTRY pursuant to the so called "ten day free look" or "right to return contract" provision of the policy or contract, the full commission paid thereon shall be charged back to the PAYEE. It should be noted that the ten day period in which an Owner may return the contract commences upon receipt of the contract by the Owner. If a contract is mailed to the PAYEE for delivery to the Owner, such a "ten day free look" must be exercised within 30 days of the mailing date to be timely. If an owner returns a contract within 10 days after receipt by the Owner, but it is more than 30 days after mailing to the PAYEE, the PAYEE shall be responsible for paying to the Owner any loss in contract value as a result of late delivery.

REFUNDS

Should any premium or purchase payment on any policy, contract, or certificate issued by SENTRY be refunded, for any reason, PAYEE shall repay or return commissions received by it with respect to such premiums or purchase payment.